Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-111276 , 333-127222, 333-133344, and Form S-8 No. 333-139973), of Convera Corporation and in the related Prospectuses of our reports dated March 27, 2009, with respect to the consolidated financial statements of Convera Corporation included in this Annual Report (Form 10-K) for the year ended January 31, 2009.

            /s/ ERNST & YOUNG LLP

McLean, Virginia
March 27, 2009